SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 4,
2001

                 D & E COMMUNICATIONS, INC.
                 --------------------------
 (Exact name of registrant as specified in its charter)

       Pennsylvania               00-20709      23-2837108
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(State or other jurisdiction    (Commission    (IRS Employer
of incorporation)               File Number)   Ident. No.)

124 East Main Street, Ephrata, PA                  17560
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(Address of principal executive office)          (Zip Code)

                        (717) 733-4101
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     Registrant's telephone number, including area code

                               NA
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(Former name or former address, if changed since last report)



Item 5.  Other Events.

     As previously reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, in connection with the sale of Pilicka Telefonia, Sp. zo.o ("Pilicka") by PenneCom B.V. ("PenneCom") to Elektrim S.A. ("Elektrim"), the arbitration panel appointed by the International Court of Arbitration at the International Chamber of Commerce ruled that Elektrim had breached the share purchase agreement and awarded payment by Elektrim to PenneCom of the following sums:
(1) $22,987,000 in damages, together with interest at the rate of 10% per annum from August 1, 1999(the "Award"),
(2) $2,000,000 for attorney's fees incurred by PenneCom; and
(3) $368,000 to reimburse PenneCom for the payment made by PenneCom to cover its share of the Arbitration Court's fees and expenses. These amounts were in addition to the $10,000,000 deposit that Elektrim paid to PenneCom in July 1999 according to the terms of the share purchase agreement.

     In August 2001 the arbitration panel amended the Award to increase the Award to PenneCom to $30,000,000, together with interest at the rate of 10% per annum from August 1, 1999(the "Amended Award"), based on a formal application for correction of a computational error in the Award. On September 4, 2001, Elektrim paid to PenneCom $38,655,000, which was the entire amount of the Amended Award and fees. PenneCom used most of the funds to reduce outstanding loans under its credit facility with a domestic bank. PenneCom has applied for a second correction to increase the Amended Award by a further $2,987,000, together with interest at the rate of 10% per annum from August 1, 1999, and is awaiting a decision of the arbitration panel.

     PenneCom is an indirect subsidiary of EuroTel, L.L.C.
("EuroTel"), a domestic limited liability company. The Company holds a one-third ownership interest in EuroTel.

     For the quarter ended June 30, 2001, the Company recorded income from affiliates of $3,333,000 (noncash) representing its one-third share of the $10,000,000 deposit paid to PenneCom by Elektrim in connection with the share purchase agreement for Pilicka. As a result of the payment of the Amended Award and fees by Elektrim, in the quarter ending September 30, 2001, the Company will recognize approximately $11,424,000 (noncash) of income from affiliates for its share of the payment. Additionally, the Company and the other owners of EuroTel will each provide approximately $4,050,000 to PenneCom to pay off its credit facility. Upon such repayment, the lien will be released on $8,667,000 of investments pledged by the Company to secure the loan to PenneCom.

     The Press Release dated September 18, 2001 of the Company filed as Exhibit 99 to this Report is incorporated in this Item
5 by reference thereto.


Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              The following exhibits are filed herewith:

Page     Exhibit
Number   Description
------   -----------
   99    Press Release, dated September 18, 2001 of D & E
         Communications, Inc.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             D & E COMMUNICATIONS, INC.


                             By:/s/ W. Garth Sprecher
                                 W. Garth Sprecher,
                                 Vice President and Secretary

Dated: September 19, 2001